Exhibit 10.3

RESTRICTED SHARES AGREEMENT

The Board of Directors of Inno Holdings Inc., a Texas corporation (the “Company”), hereby grants Restricted Shares under the Inno Holdings Inc. 2025 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A, of shares of common stock, without par value per share, of the Company (“Stock”), to the grantee (the “Grantee”) named in the Notice of Restricted Shares Grant (the “Grant Notice”) attached hereto as Exhibit B. This is a Restricted Shares Agreement (this “Agreement”) between the Company and the Grantee effective as of the date of grant specified in the Grant Notice. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

1.	Grant of Restricted Shares.

(a) Subject to the terms and conditions of this Agreement, the Company hereby issues to the Grantee the number of shares of Stock (the “Shares”) specified in the Grant Notice. The Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”

(b) The Restricted Shares will be evidenced by a duly issued stock certificate registered in the name of the Grantee. All restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to that Restricted Share. Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until that Restricted Share has vested in the Grantee in accordance with all of the terms and conditions of this Agreement.

(c) The Grantee agrees that the Company need not deliver to the Grantee a stock certificate in respect of any unvested restricted Shares. The Grantee shall have no right to transfer any unvested Restricted Shares, except as approved by the Administrator (pursuant to the Plan or otherwise).

2.	Vesting. The Restricted Shares that have not previously been forfeited will vest in the numbers and on the dates specified in the vesting schedule as set forth in the Grant Notice, subject to the Grantee’s continued employment or engagement with the Company or any of its Affiliates through each such date. The Administrator has the power, in its sole discretion, to declare at any time that the Restricted Shares subject to this award shall vest in whole or in part.

3.	Lapse of Restrictions; Issuance of Unrestricted Shares. Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in Section 4 of this Agreement, and the Company will issue to the Grantee a certificate evidencing the vested Restricted Shares.

4.	Forfeiture. If the Grantee’s employment with or provision of consulting or other services to the Company is terminated for any reason, whether by the Company, by the Grantee, or otherwise, voluntarily or involuntarily, other than in the circumstances explicitly excepted from this provision by Section 2 of this Agreement, then any Restricted Shares that have not previously vested shall be forfeited by the Grantee to the Company without requirement of any payment of consideration by the Company, the Grantee shall thereafter have no right, title, or interest whatsoever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Grantee shall immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Grantee will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and to cause a new stock certificate to be issued to the Grantee evidencing any Shares that vested prior to forfeiture.

5.	Stockholder Rights. As of the date of grant specified in the Grant Notice, the Grantee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement. Any dividends paid on unvested Restricted Shares shall be held in escrow and released upon vesting or forfeited, as determined by the Board of Directors of the Company or its Compensation Committee.

6.	Restrictive Legends and Stop-Transfer Orders.

(a) The certificate representing the Restricted Shares shall bear the following legend noting the existence of the restrictions and the Company’s rights to reacquire the Restricted Shares set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED SHARES AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b) If the shares issuable pursuant to the Plan have not been registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 prior to the issuance of the Shares, the certificate representing the Restricted Shares shall bear the following legend regarding Securities Act compliance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

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(d) The Company shall not be required (i) to transfer on its books any vested or unvested Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.

7.	Tax Consequences and Withholdings. The Grantee understands that unless a proper and timely Section 83(b) election has been made as further described below, generally under Section 83 of the Code, at the time the Restricted Shares vest, the Grantee will recognize ordinary income equal to the fair market value of the Restricted Shares then vesting. The Grantee shall be solely responsible for tax obligations that arise as a result of the vesting or sale of the Restricted Shares. When the Grantee recognizes income upon vesting of the Restricted Shares, or upon filing a Section 83(b) election as described below, the Company shall have the right to require the payment (through withholding from the Grantee’s salary or otherwise) of any federal, state, local, or foreign taxes based on the fair market value of the Restricted Shares then vesting (or, in the case of an election under Section 83(b), as of the date of issuance). In furtherance and not in limitation of the foregoing: (i) the Company shall have the right to require the Grantee to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of the Shares, and (ii) in lieu of all or any part of such a cash payment, the Administrator may permit the Grantee to provide all or any part of the required withholdings through a reduction of the number of vested Restricted Shares otherwise deliverable to the Grantee by the Company hereunder, or through delivery and forfeit to the Company of other Shares held by the Grantee, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

8.	Section 83(b) Election. The Grantee has been informed that, with respect to the grant of Restricted Shares, an election may be filed by the Grantee with the Internal Revenue Service, within thirty (30) days of the date of issuance, electing pursuant to Section 83(b) of the Code to be taxed upon making such election on the fair market value of the Restricted Shares on the date of issuance. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the election under Section 83(b) of the Code if the Grantee chooses to make such an election. The Grantee has been advised that he or she should consult his or her personal tax or financial advisor with any questions regarding whether to make a Section 83(b) election. If the Grantee makes such election, the Grantee shall promptly provide the Company a copy of the election form.

9.	Discontinuance of Employment. This Agreement shall not give the Grantee a right to continued employment or engagement with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Grantee may terminate his or her employment or engagement at any time and otherwise deal with the Grantee without regard to the effect it may have upon him or her under this Agreement.

10.	Adjustments for Changes in Capitalization. The Restricted Shares granted pursuant to this Agreement shall be subject to adjustments for changes in the Company’s capitalization as provided in Section 16 of the Plan.

11.	Interpretation. All decisions and interpretations made by the Administrator with regard to any question arising hereunder shall be binding and conclusive upon the Company and the Grantee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

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12.	Award Subject to Certificate of Incorporation and Bylaws. The Grantee acknowledges that the Restricted Shares are subject to the Certificate of Incorporation, as amended from time to time, and the Bylaws, as amended from time to time, of the Company, and any applicable federal or state laws, rules, or regulations.

13.	Binding Effect and Amendment. This Agreement shall be binding in all respects on the heirs, representatives, successors, and assigns of the Grantee. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification, or other change hereto shall be of any force or effect unless and until set forth in a writing executed by the Grantee and the Company. This Agreement may be executed in one or more counterparts, which together shall constitute a binding agreement. Photocopies or other facsimiles of a party’s original signature hereto shall be deemed binding originals when delivered to the other party hereto, regardless of the medium of delivery.

14.	Choice of Law. This Agreement is entered into under the laws of the State of Texas and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

INNO HOLDINGS INC.
a Texas corporation

By:
Name:	Ding Wei
Title:	Chief Executive Officer

GRANTEE

Name:

EXHIBIT A

INNO HOLDINGS INC. 2025 OMNIBUS INCENTIVE PLAN

(See attached.)

A-1

EXHIBIT B

NOTICE OF RESTRICTED SHARES GRANT

Name and address of Grantee:

Grant Date:

No. of Shares Covered:

Per Share Purchase Price: $[*] (deemed paid in full by provision of services to the Company)

Vesting Schedule (Cumulative):

Vesting Date(s)	Number of Shares That Vest

B-1